UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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bebe stores, inc.

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400 Valley Drive
Brisbane, California 94005
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 17, 2006
       Dear Shareholder:
      You are invited to attend the Annual Meeting of Shareholders of bebe stores, inc., a California corporation (the “Company”), which will be held on November 17, 2006, at 9:30 a.m. local time, at the Company’s principal executive offices located at 400 Valley Drive, Brisbane, California 94005 for the following purposes:

1.	To elect seven directors of the Company to hold office for a one year term and until their respective successors are elected and qualified.

2.	To approve an increase in the maximum number of shares that may be issued under the Company’s 1997 Stock Plan, as amended, by 500,000 shares, from 19,613,750 shares to a total of 20,113,750 shares.

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 7, 2007.

4.	To transact such other business as may come properly before the meeting.
      Shareholders of record at the close of business on October 10, 2006, are entitled to notice of, and to vote at, this meeting and any adjournments thereof.

By Order of the Board of Directors,

Gregory Scott
Chief Executive Officer
Brisbane, California
October 20, 2006

400 Valley Drive
Brisbane, California 94005
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
      The accompanying proxy is solicited by the Board of Directors of bebe stores, inc., a California corporation (“bebe” or the “Company”), for use at the Annual Meeting of Shareholders to be held on November 17, 2006, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
GENERAL INFORMATION

Annual Report
      Our annual report on Form 10-K for the fiscal year ended July 1, 2006, is enclosed with this Proxy Statement.

Voting Securities
      Only shareholders of record as of the close of business on October 10, 2006 will be entitled to vote at the meeting and any adjournment thereof. As of that date, we had 92,638,252 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting of Shareholders. Shareholders may vote in person or by proxy. Each shareholder of record is entitled to one vote for each share of stock held by him or her. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.
      This Proxy Statement, the accompanying proxy and annual report on Form 10-K for the fiscal year ended July 1, 2006 are being mailed on or about October 20, 2006 to all shareholders entitled to vote at the Annual Meeting.

Broker Non-Votes
      A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors and ratification of auditors.

Solicitation of Proxies
      We will bear the cost of soliciting proxies. In addition to soliciting shareholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket expenses. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies
      All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposals. A shareholder giving a proxy has the power to revoke his, her or its proxy, at any time prior to the time it is voted, by delivering to our Legal Department, at our principal offices located at 400 Valley Drive, Brisbane, California 94005, a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

Delivery of Proxy Statement
      To reduce the expense of delivering duplicate voting materials to our shareholders who may have more than one bebe stock account, unless otherwise requested, pursuant to current householding rules, we will deliver only one set of voting materials, which includes the Proxy Statement, proxy card and the 2006 annual report on Form 10-K, to shareholders who share the same address.
      If you share an address with another shareholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by calling our Legal Department at: (415) 715-3900, or by writing us at: bebe stores, inc., 400 Valley Drive, Brisbane, California 94005.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
      Our Board of Directors currently consists of seven directors. At the recommendation of the Board of Directors’ Nominating and Corporate Governance Committee, the Board of Directors has designated seven director-nominees for election at the Annual Meeting of Shareholders. If elected, the nominees will serve as directors until our Annual Meeting of Shareholders in 2007 and until their successors are elected and qualified, or until their earlier resignation or removal. If a nominee declines to serve or becomes unavailable for any reason, or if another vacancy occurs before the election, although management knows of no reason to anticipate that this will occur, the proxies may be voted for such substitute nominee the Board of Directors may designate.
Vote Required and Board of Directors’ Recommendation
      If a quorum representing a majority of all outstanding shares of common stock is present and voting, either in person or by proxy, the seven nominees for director receiving the highest number of votes will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have an effect on the outcome of the vote.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW.

Director-Nominees
      The table below sets forth our director-nominees to be elected at this meeting, and information concerning their age and background:

Name	Age	Position

Manny Mashouf	68	Chairman of the Board of Directors
Neda Mashouf	43	Vice Chairman of the Board of Directors
Barbara Bass	55	Director
Cynthia Cohen	53	Director
Corrado Federico	65	Director
Caden Wang	54	Director
Gregory Scott	43	Director and Chief Executive Officer
      Manny Mashouf founded bebe stores, inc. and has served as Chairman of the Board since our incorporation in 1976. Mr. Mashouf served as our Chief Executive Officer from 1976 to February 2004. Mr. Mashouf is the husband of Neda Mashouf, Vice Chairman of the Board, father of Paul Mashouf, Vice President of Manufacturing and Sourcing—BEBE SPORT, father of Karim Mashouf, an independent contractor to the Company, and uncle of Hamid Mashouf, Vice President of Information Systems and Technology.
      Neda Mashouf has served as a director since June 1985 and has served as Vice Chairman of the Board since December 2003. Ms. Mashouf has served as General Merchandising Manager of Design of bebe and BEBE SPORT, as well as various other positions since joining bebe in 1984. Ms. Mashouf is the wife of Manny Mashouf, stepmother to Paul Mashouf and Karim Mashouf, and aunt of Hamid Mashouf.
      Barbara Bass has served as a director since February 1997. Since 1993, Ms. Bass has served as the President of the Gerson Bakar Foundation, a charitable organization. From 1989 to 1992, Ms. Bass served as President and Chief Executive Officer of the Emporium Weinstock Division of Carter Hawley Hale Stores, Inc., a department store chain. Ms. Bass also serves on the Board of Directors of Starbucks Corporation and DFS Group Limited.

      Cynthia R. Cohen has served as a director since December 2003. Ms. Cohen is founder and President of Strategic Mindshare, a strategic management consulting firm. She also serves on the Board of Directors of Steiner Leisure Ltd., Equity One, Inc. and Hot Topic, as well as several privately held companies. Prior to founding Strategic Mindshare in 1990, she was a Partner in Management Consulting with Deloitte & Touche LLP. Ms. Cohen serves on the Executive Advisory Board for the Center for Retailing Education and Research at the University of Florida and is Chairman of the Strategic Mindshare Foundation.
      Corrado Federico has served as a director since November 1996. Mr. Federico is President of Solaris Properties and has served as the President of Corado, Inc., a land development firm, since 1991. From 1986 to 1991, Mr. Federico held the position of President and Chief Executive Officer of Esprit de Corp, Inc., a wholesaler and retailer of junior and children’s apparel, footwear and accessories (“Esprit”). Mr. Federico also serves on the Board of Directors of Hot Topic. Mr. Federico is the father of Vittoria Federico who is employed by the Company as an assistant buyer (a non-executive position).
      Caden Wang has served as a director since October 2003. From 2003 to 2005, Mr. Wang was an affiliate of Jackson Hole Group, a consulting company. From 1999 to 2001, Mr. Wang served as Executive Vice President and Chief Financial Officer of LVMH Selective Retailing Group, which included international retail holdings such as DFS, Sephora, and Miami Cruiseline Services. Mr. Wang previously also served as the Chief Financial Officer for travel retailer DFS, as well as retail companies Gumps and Cost Plus. Mr. Wang is a Certified Public Accountant. Mr. Wang also serves on the Board of Directors of Fossil, Inc. and Leapfrog Enterprises, Inc.
      Gregory Scott has served as our Chief Executive Officer since February 2004 and as director since August 2004. From May 2000 to January 2004, Mr. Scott was the President of the Arden B. division of The Wet Seal, a retailer of women’s apparel. From February 2000 to April 2000, Mr. Scott was President of Laundry, a division of Liz Claiborne, which designs and markets men’s and women’s apparel. From 1996 to 2000, Mr. Scott was bebe’s Vice President of Merchandising.
      The Board of Directors has determined that each of Barbara Bass, Cynthia Cohen, Caden Wang and Corrado Federico is independent for purposes of the Nasdaq Marketplace Rules.

Board Meetings
      During the fiscal year ended July 1, 2006, the Board of Directors held six meetings. Each director serving on the Board of Directors in fiscal year 2006 attended at least 75% of the meetings of the Board of Directors and the Committees on which he or she serves.

Audit Committee
      The members of the Audit Committee are Barbara Bass, Cynthia Cohen and Caden Wang (Chairman). The Board of Directors has determined that Mr. Wang is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission (the “SEC”). The primary purpose of the Audit Committee is the oversight of the integrity of the financial reports and other financial information provided by us to any governmental body or to the public, and oversight of our compliance with legal and regulatory requirements. The Audit Committee is responsible for the engagement, retention, compensation and oversight of our independent registered public accounting firm, including review of their qualifications, independence and performance, and review and approval of the fee arrangements and terms of engagement, including the planned scope of the audit and any non-audit services that may be performed by them. The Audit Committee is responsible for reviewing with management and our auditors the adequacy of internal financial controls, reviewing our critical accounting policies and the application of accounting principals, reviewing and approving any related party transactions and preparing any report required by the rules of the SEC. During the fiscal year ended July 1, 2006, the Audit Committee held eight meetings.

      The Board has determined that each member of the Audit Committee is independent for purposes of the Nasdaq Marketplace Rules as they apply to audit committee members.

Compensation and Management Development Committee
      The members of the Compensation and Management Development Committee (the “Compensation Committee”) are Barbara Bass (Chairman), Cynthia Cohen and Corrado Federico. On November 18, 2005, Caden Wang, then the fourth member of the Compensation Committee, resigned from the Compensation Committee due to his other commitments, but retained his positions on the Audit Committee and the Nominating and Corporate Governance Committee.
      The Compensation Committee is responsible for discharging the Board of Directors’ responsibilities relating to compensation and benefits of our Chief Executive Officer, our other executive officers and certain other employees of the Company as may be determined by the Compensation Committee, overseeing and approving our compensation policies and practices and preparing any report required under the rules and regulations of the SEC. In carrying out these responsibilities, the Compensation Committee reviews all components of executive officer compensation for consistency with the Compensation Committee’s compensation philosophy as in effect from time to time. In addition, the Compensation Committee is responsible for overseeing the development and implementation of management development plans and succession practices to ensure that we have sufficient management depth to support our continued growth and the talent needed to execute long term strategies in the event that one or more members of senior management retire or otherwise leave bebe. During the fiscal year ended July 1, 2006, the Compensation Committee held five meetings.
      The Board of Directors has determined that each member of the Compensation and Committee is independent for purposes of the Nasdaq Marketplace Rules.

Nominating and Corporate Governance Committee
      The members of the Nominating and Corporate Governance Committee (the “Nominating Committee”) are Barbara Bass, Cynthia Cohen (Chairman), Caden Wang and Corrado Federico.
      The primary responsibilities of the Nominating Committee are to identify individuals qualified to become members of our Board of Directors, recommend to our Board of Directors director nominees for each election of directors, develop and recommend to the Board of Directors criteria for selecting qualified director candidates, consider committee member qualifications, appointment and removal, recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to bebe, and provide oversight in the evaluation of the Board of Directors and each of its committees.
      During the fiscal year ended July 1, 2006, the Nominating Committee held four meetings.
      The Board of Directors has determined that each member of the Nominating Committee is independent for purposes of the Nasdaq Marketplace Rules.
Director Nominations
      Consistent with its charter, the Nominating Committee will evaluate and recommend to the Board of Directors director nominees for each election of directors.

Director Qualifications
      In fulfilling its responsibilities, the Nominating Committee considers the following factors in reviewing possible candidates for nomination as director:

•	the appropriate size of our Board of Directors and its committees;

•	the perceived needs of the Board for particular skills, background and business experience;

•	the skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board;

•	nominees’ independence from management;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.
      The Nominating Committee’s goal is to assemble a Board of Directors that brings to bebe a variety of perspectives and skills derived from high quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the best interests of our shareholders. They must also have an inquisitive nature, objective perspective and mature judgment. Director candidates must have sufficient time available in the judgment of the Nominating Committee to perform all Board and committee responsibilities.
      Board members are expected to prepare for, attend, and participate in all Board and applicable committee meetings. They are also expected to visit our stores periodically and keep abreast of industry trends.
      Other than the foregoing there are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as it may deem, from time to time, are in the best interests of bebe and its shareholders. The Nominating Committee believes that it is preferable that at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules. The Nominating Committee also believes it appropriate for one or more key members of bebe’s management to participate as members of the Board.
      Throughout the fiscal year ended July 1, 2006, a majority of the members of the Board were independent for purposes of the Nasdaq Marketplace Rules.

Identifying and Evaluating Candidates for Nomination as Director
      The Nominating Committee annually evaluates the current members of the Board of Directors whose terms are expiring and who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The Nominating Committee regularly assesses the optimum size of the Board and its committees and the needs of the Board for various skills, background and business experience in determining if the Board requires additional candidates for nomination.
      Candidates for nomination as director come to the attention of the Nominating Committee from time to time through incumbent directors, management, shareholders or third parties. These candidates may be considered at meetings of the Nominating Committee at any point during the year. Such candidates are evaluated against the criteria set forth above. If the Nominating Committee believes at any time that it is desirable that the Board consider additional candidates for nomination, the Nominating Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the Nominating Committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates.
      The Nominating Committee will evaluate any recommendation for director nominee proposed by a shareholder. In order to be evaluated in connection with the Nominating Committee’s established procedures for evaluating potential director nominees as it pertains to the next annual meeting of shareholders, any recommendation for director nominee submitted by a shareholder must be sent in writing to the Corporate Secretary, bebe stores, inc., 400 Valley Drive, Brisbane, CA 94005, 120 days prior to the anniversary of the date proxy statements were mailed to shareholders in connection with the prior year’s annual meeting of shareholders and must contain the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment; and

•	a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director.
      In addition, bebe’s bylaws permit shareholders to nominate directors for consideration at an annual meeting. For more information, see “SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING.”
      All directors and director nominees must submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee.
      The Nominating Committee will evaluate incumbent directors, as well as candidates for director nominee submitted by directors, management and shareholders consistently using the criteria stated in this policy and will select the nominees that in the Nominating Committee’s judgment best suit the needs of the Board and the Company at that time.

Communications with Directors
      Shareholders may communicate with any and all of our directors by transmitting correspondence by mail, facsimile or email, addressed as follows:
Board of Directors
c/o Corporate Secretary
bebe stores, inc.
400 Valley Drive
Brisbane, CA 94005
      The Corporate Secretary shall maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication or the communication relates to commercial matters not related to the shareholder’s stock ownership, as determined by the Corporate Secretary in consultation with legal counsel. The Board of Directors or individual directors so addressed shall be advised of any communication withheld for safety, security or other reasons as soon as practicable.
      The Company will make every effort to schedule its annual meeting of shareholders at a time and date to maximize attendance by directors taking into account the directors’ schedules. The Company believes that annual meetings provide an opportunity for shareholders to communicate with directors. Last year, all of our directors attended our annual meeting of shareholders.

Committee Charters and Other Corporate Governance Materials
      The Board has adopted a charter for each of its Committees. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. In addition, the Board has adopted Corporate Governance Guidelines that address the composition of the Board, criteria for Board membership and other Board matters. Links to these materials are available on our website, www.bebe.com under “Corporate Governance.”

PROPOSAL NO. 2
APPROVAL OF AMENDMENT TO THE BEBE STORES, INC.
1997 STOCK PLAN, AS AMENDED, TO INCREASE AUTHORIZED NUMBER OF SHARES
      The Company’s shareholders have previously approved the reservation of 19,613,750 shares of the Company’s common stock for issuance to employees, consultants, and outside directors under the 1997 Stock Plan (the “1997 Plan”). As of October 2, 2006, only 1,064,799 shares remained available for the future grant of stock option, restricted stock and restricted stock unit awards under the 1997 Plan, a number that the Board of Directors believes to be insufficient to meet the Company’s anticipated needs. Therefore, to enable the Company to continue to provide long-term equity incentives, the Board of Directors has unanimously adopted, subject to shareholder approval, an amendment to increase the maximum number of shares of common stock issuable under the 1997 Plan by 500,000 shares to an aggregate of 20,113,750 shares to ensure that the Company will continue to have available a reasonable number of shares for its stock program.
      The Board believes that the Company’s 1997 Plan is an important factor in attracting and retaining the high caliber employees, consultants and outside directors essential to the success of the Company and in aligning their long-term interests with those of the shareholders. Because the Company expects to continue to increase the number of employees and other service providers, and competition to attract and retain highly qualified individuals in the Company’s industry and geographic region is intense, management believes that the Company must offer a competitive stock program as an essential component of its compensation packages. The Board of Directors further believes that stock serves an important role in motivating the Company’s service providers to contribute to its continued progress. The proposed amendment is intended to ensure that the 1997 Plan will continue to have available a reasonable number of shares to meet these needs.
      Accordingly, the Board of Directors believes that approval of this proposal is in the best interests of the Company and its shareholders.
Summary of the 1997 Plan
      The following is a summary of the principal features of the 1997 Plan. A copy of the 1997 Plan, as amended, is included as Appendix A to this Proxy Statement.
      Authorized Shares. The shareholders have previously authorized the reservation of an aggregate of 19,613,750 shares, and pursuant to this Proposal No. 2, such reserve is being proposed to be increased by 500,000 shares to a total of 20,113,750 shares. If any outstanding award expires, terminates or is canceled, or if shares acquired pursuant to an award are reacquired by the Company, the expired or reacquired shares are returned to the 1997 Plan and again become available for grant. However, no more than 20,113,750 shares will be available under the 1997 Plan for issuance upon the exercise of incentive stock options, as defined in Section 422 of the Internal Revenue Code, regardless of whether any of such shares are subsequently reacquired. Appropriate adjustments will be made to the number of shares reserved under the 1997 Plan, the share limit affecting incentive stock options, the Section 162(m) grant limit described below and the number of shares and exercise price under each outstanding award in the event of any stock split, stock dividend, extraordinary dividend payable in a form other than shares that has a material effect on the fair market value of the common stock, combination or consolidation of shares of common stock, recapitalization, spin-off, reclassification or similar change in the Company’s capital structure. As of October 2, 2006, options to purchase 6,980,954 shares of common stock granted pursuant to the 1997 Plan were outstanding, restricted stock unit awards for 79,888 shares were outstanding, 11,488,109 shares had been issued upon exercise or settlement of awards granted under the 1997 Plan and there remained 1,064,799 shares of common stock available for future grants under the 1997 Plan.
      Section 162(m) Grant Limit. In order to preserve the Company’s ability to deduct in full compensation related to stock options granted under the 1997 Plan, no employee may be granted a stock option award for more than 1,687,500 shares in any fiscal year. This grant limit is intended to permit compensation received by certain executive officers in connection with options granted under the 1997 Plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.
      Administration. The 1997 Plan will be administered by the Board of Directors or the Compensation and Management Development Committee, which, in the case of awards intended to qualify for performance-based compensation treatment under Section 162(m), must be comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this discussion, the term “Board of Directors” refers to either the Board of Directors or such committee.) Subject to the provisions of the 1997 Plan, the Board of Directors will determine the persons to whom awards are to be granted, the number of shares to be covered by each award, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each award, the purchase price and the type of consideration to be paid to upon the exercise of each award, the time of expiration of each award, and all other terms and conditions of the awards. The Board of Directors may amend or cancel any award, waive any restrictions or conditions applicable to any award, and accelerate, extend or defer the exercisability or vesting of any award. The Board of Directors has the authority to interpret the provisions of the 1997 Plan and awards granted thereunder, and any such interpretation by the Board of Directors will be binding.
      The 1997 Plan is intended to comply with Section 409A of the Internal Revenue Code with respect to all awards that may provide for the deferral of compensation within the meaning of Section 409A. Such awards may include nonstatutory stock options having an exercise price less than the fair market value of a share of the Company’s common stock on the date of grant and certain restricted stock unit awards providing for deferred settlement following vesting of the award. Section 409A provides that unless certain requirements are met, amounts deferred by a participant under a nonqualified deferred compensation plan for all taxable years are currently includable in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income. Amounts included in gross income by Section 409A are also subject to additional tax penalties. To comply with Section 409A, the 1997 Plan provides special rules governing participant elections in connection with awards subject to Section 409A and the timing of distributions in settlement of such awards.
      Eligibility. Stock options, restricted stock and restricted stock unit awards may be granted under the 1997 Plan to employees, outside directors and consultants of the Company or any parent or subsidiary of the Company. As of October 2, 2006 the Company had approximately 3,770 employees, including 16 executive officers, and four outside directors who would be eligible under the 1997 Plan. While any eligible person may be granted nonstatutory stock options, only employees may be granted incentive stock options.
      Terms and Conditions of Options. Each option granted under the 1997 Plan will be evidenced by a written agreement between the Company and the participant, specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 1997 Plan. Incentive stock options must have an exercise price that is not less than the fair market value of a share of the Company’s common stock on the date of grant, while nonstatutory stock options must have an exercise price that is not less than 85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company (a “10% Shareholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. The closing price of the Company’s common stock as reported on The Nasdaq Global Select Market on October 2, 2006 was $24.79 per share.
      The 1997 Plan provides that the option exercise price may be paid in cash or cash equivalent, by surrender of previously acquired shares of Company common stock having a fair market value equal to the exercise price, or by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the option. No option may be exercised unless the participant has made adequate provision for the satisfaction of federal, state, local and foreign taxes, if any, relating to the exercise of the option.

      Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as may be specified by the Board of Directors. The maximum term of an incentive stock option granted under the 1997 Plan is 10 years, provided, however, that an incentive stock option granted to a 10% Shareholder must have a term not exceeding five years. Subject to the term of the option, an option generally will remain exercisable for three months following the participant’s termination of service, except that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for twelve or six months, respectively, or if service is terminated for cause, the option will terminate immediately.
      Incentive stock options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. Nonstatutory stock options granted under the 1997 Plan may be assigned or transferred to the extent permitted by the Board of Directors and set forth in the option agreement.
      Restricted Stock. Each award or sale of stock under the 1997 Plan will be evidenced by a written agreement between the Company and the participant. The purchase price for shares issuable under a stock purchase right will be established by the Board of Directors in its sole discretion but must have a purchase price that is not less than 85% of the fair market value of the shares. Any right to acquire shares pursuant to a stock purchase right automatically expires within thirty days after the grant of such right. Shares may be awarded or sold under the 1997 Plan subject to such restrictions for such periods as determined by the Board of Directors and set forth in the restricted stock agreement, and the shares acquired pursuant to the award may not be sold or otherwise transferred until the restrictions lapse or are terminated. A participant’s rights following termination of service with the Company in shares awarded or acquired pursuant to the exercise of a stock purchase right will be subject to forfeiture or the Company’s right to repurchase the shares for the participant’s original purchase price to the extent determined by the Board of Directors and set forth in the restricted stock agreement. The participant must make adequate provisions for the satisfaction of federal, state, local or foreign taxes, if any, relating to the restricted stock.
      Restricted Stock Units. Each restricted stock unit award granted under the 1997 Plan will be evidenced by a written agreement between the Company and the participant. A restricted stock unit is a right granted to a participant to receive a share of stock on a date determined in accordance with the provisions of the 1997 Plan and restricted stock units agreement. No monetary payment will be required as a condition of receiving a restricted stock unit award, the consideration for which will be services rendered to the Company, a parent or subsidiary, or for its benefit. Restricted stock unit awards may be granted by the Board of Directors subject to such restrictions, including vesting conditions, for such periods as determined by the Board of Directors, and set forth in the restricted stock unit agreement. The participant will not have voting rights with respect to the shares of stock represented by restricted stock units until the date of issuance of such shares. If the participant’s service with the Company terminates, the participant will forfeit to the Company any restricted stock units which remain unvested as of that date, unless otherwise provided by the Board of Directors. The Company will issue to a participant on the date on which restricted stock units vest or such other date determined by the Board of Directors and set forth in the participant’s award agreement, a number of whole shares of stock equal to the number of whole restricted stock units which are vested. Prior to issuance of the stock in settlement of a restricted stock unit award, the award is nontransferable other than by will or by the laws of descent and distribution.
      Change in Control. The Plan defines a “Change in Control” of the Company as (i) the consummation of a merger or consolidation with or into another entity or any other corporate reorganization, unless 50% or more of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were shareholders of the Company immediately prior to such merger, consolidation or other reorganization, in substantially the same proportions as their ownership interest of the Company stock prior to the transaction or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets. In the event of a Change in Control, the vesting of restricted stock awards will be accelerated in full unless the Company’s right to reacquire the shares upon the participant’s termination of service is assigned to the entity employing the participant immediately after the Change in Control or to its parent or a subsidiary. Options and restricted stock units will become vested in full upon a Change in Control if they are not continued, assumed or replaced by the surviving company or its parent. If the Company is a party to a merger or consolidation, the surviving company or its parent may, without the consent of any participant, continue or assume all outstanding options, stock purchase rights and restricted stock units or substitute substantially equivalent options or rights for its stock. Any stock options, stock purchase rights or restricted stock units which are not assumed in connection with, or exercised prior to, a merger or consolidation will terminate effective as of the time of such transaction.
      Termination or Amendment. The 1997 Plan will continue in effect until the earlier of its termination by the Board of Directors or the date on which all shares available for issuance under the 1997 Plan have been issued and all restrictions on such shares under the terms of the 1997 Plan and the agreements evidencing awards granted under the plan have lapsed, provided that all incentive stock options must be granted within 10 years following the date on which the Board of Directors adopted the 1997 Plan or if the number of shares authorized for issuance under the 1997 Plan has been increased with the approval of the shareholders, within 10 years from the earlier of the latest such shareholder approval or the date on which the 1997 Plan was amended by the Board of Directors. The Board of Directors may amend, suspend or terminate the 1997 Plan at any time. However, without shareholder approval, the Board of Directors may not amend the 1997 Plan to increase the total number of shares of common stock issuable thereunder or change the class of persons eligible to receive incentive stock options. No termination or amendment may affect an outstanding award without the consent of the participant, provided that the Board of Directors may amend the 1997 Plan or any award agreement, without the consent of any participant, in order to comply with any law, including Section 409A of the Internal Revenue Code.
Summary of Federal Income Tax Consequences of the 1997 Plan
      The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the 1997 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.
      Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (“disqualifying disposition”), the difference between the fair market value of the shares on the date of option exercise and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
      The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

      Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares purchased. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.
      Restricted Stock. A participant acquiring shares pursuant to a restricted stock award generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
      Restricted Stock Units. A participant generally will recognize no income upon the grant of a restricted stock unit award. Upon the settlement of such award, a participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the settlement date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the settlement date, except to the extent such deduction is limited by applicable provisions of the Code.
Options Granted to Certain Persons
      The aggregate numbers of shares of common stock subject to options granted to certain persons under the 1997 Plan as of July 1, 2006 and since its inception are as follows: (i) Manny Mashouf, Chairman of the Board, no shares; (ii) Gregory Scott, Chief Executive Officer, 1,737,499 shares; (iii) Barbara Wambach, Chief Administrative Officer, 1,022,499 shares; (iv) Walter Parks, Chief Operating Officer and Chief Financial Officer, 689,997 shares; (v) Susan Peterson, Vice President of Design, bebe 263,124 shares; (vi) all current executive officers as a group, an aggregate of 6,639,821 shares; (vii) all current directors who are not executive officers as a group, an aggregate of 1,895,173 shares; and (viii) all employees, including current officers who are not executive officers, as a group, an aggregate of 10,013,957 shares. Since its inception, no awards have been granted under the 1997 Plan to any other current nominee for election as a director, or any associate of any such current director, nominee or executive officer, and no other person has been granted five percent or more of the total amount of awards granted under the 1997 Plan.
Vote Required and Board Of Directors’ Recommendation
      The affirmative vote of a majority of the votes cast on the proposal at the annual meeting at which a quorum representing a majority of all outstanding shares of common stock of the Company is present, either in person or by proxy and voting (whether voting affirmatively or negatively), is required for approval of this proposal. Abstentions and broker non-votes will not be counted as voting for purposes of determining the presence of a quorum but will otherwise have no effect on the outcome of this vote. The Board of Directors believes that the proposed amendment of the 1997 Plan is in the best interests of the Company and its shareholders for the reasons stated above.
      THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY RESERVED FOR ISSUANCE UNDER THE 1997 STOCK PLAN FROM 19,613,750 SHARES TO 20,113,750 SHARES.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Our Board of Directors has selected Deloitte & Touche LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending July 7, 2007. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.
      The following table sets forth the aggregate fees billed to the Company for the fiscal years ended July 2, 2005 and July 1, 2006 by our principal accounting firm, Deloitte & Touche LLP:

	2005	2006

Audit Fees(1)	$694,000	$727,000
Audit Related Fees(2)	35,000	39,000
Tax Fees(3)	49,000	15,000
All Other Fees(4)	22,000	2,000

Total	$800,000	$783,000

(1)	Audit Fees consist of fees billed for professional services rendered in connection with the audit of our consolidated annual financial statements, the review of our interim consolidated financial statements included in quarterly reports, services related to internal controls and services that are normally provided in connection with statutory and regulatory filings and engagements.

(2)	Audit-Related Fees are fees billed for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)	All Other Fees consist of fees billed for unclaimed property services and subscription fees for an online research tool.
      The Audit Committee approves in advance the engagement of Deloitte & Touche LLP for all audit and non-audit services to be performed by Deloitte & Touche LLP.
Vote Required and Board of Directors’ Recommendation
      Shareholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. The Board of Directors, however, is submitting the selection of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.
      The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have an effect on the outcome of the vote.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 7, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information, as of October 2, 2006, with respect to the beneficial ownership of our common stock by (i) all persons known by us to be the beneficial owners of more than 5% of our outstanding common stock, (ii) each of our directors and director-nominees, (iii) each of our executive officers named in the Summary Compensation Table below and (iv) all of our executive officers and directors as a group:

	Shares Owned(1)

Name and Address of	Number	Percentage of
Beneficial Owners(2)	of Shares	Class%

Manny Mashouf(3)	67,461,271	72.8%
Neda Mashouf(4)	67,461,271	72.8
Barbara Bass(5)	190,505	*
Cynthia Cohen(6)	38,827	*
Corrado Federico(7)	278,916	*
Caden Wang(8)	29,124	*
Gregory Scott(9)	862,023	*
Walter Parks(9)	90,441	*
Susan Peterson(9)	66,489	*
Barbara Wambach(9)	396,534	*
All directors, director nominees and executive officers as a group (21 persons)(10)	69,936,119	75.5%

*	Less than 1%

(1)	Number of shares beneficially owned and the percentage of shares beneficially owned are based on 92,620,782 shares outstanding as of October 2, 2006. Beneficial ownership is determined in accordance with the rules of the SEC and a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon exercise of outstanding options. Shares of common stock subject to options granted under bebe’s 1997 Plan, as amended, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of such person, but are not deemed to be outstanding or to be beneficially owned for the purpose of computing the percentage of ownership of any other person. Except as indicated in the footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Unless otherwise noted, the address of each beneficial is c/o bebe stores, inc., 400 Valley Drive, Brisbane, California 94005.

(3)	Includes 357,750 shares held in trusts for the benefit of Mr. Mashouf’s children, as to which Mr. Mashouf disclaims beneficial ownership. Includes 663,932 shares held by the Manny Mashouf Charitable Remainder Trust of which Mr. Mashouf is trustee, and 66,439,589 shares owned by the Mashouf Family Trust. Manny Mashouf and Neda Mashouf are trustees of the Mashouf Family Trust.

(4)	Includes 357,750 shares held in trusts for the benefit of Ms. Mashouf’s children and 663,932 shares held by the Manny Mashouf Charitable Remainder Trust of which Mr. Mashouf is trustee, as to which Ms. Mashouf disclaims beneficial ownership. Includes 66,439,589 shares owned by the Mashouf Family Trust. Manny Mashouf and Neda Mashouf are trustees of the Mashouf Family Trust.

(5)	Includes 176,752 shares subject to options exercisable within 60 days of October 2, 2006, 1,726 shares subject to restricted stock units as to which the restriction lapses on November 1, 2006,

and 12,027 shares subject to restricted stock units as to which the restriction lapses upon termination of Ms. Bass’s service as a director.

(6)	Includes 32,271 shares subject to options exercisable within 60 days of October 2, 2006, 1,726 shares subject to restricted stock units as to which the restriction lapses on November 1, 2006, and 4,830 shares subject to restricted stock units as to which the restriction lapses upon termination of Ms. Cohen’s service as a director.

(7)	Includes 265,163 shares subject to options exercisable within 60 days of October 2, 2006, 1,726 shares subject to restricted stock units as to which the restriction lapses on November 1, 2006, and 12,027 shares subject to restricted stock units as to which the restriction lapses upon termination of Mr. Federico’s service as a director.

(8)	Includes 22,568 shares subject to options exercisable within 60 days of October 2, 2006, 1,726 shares subject to restricted stock units as to which the restriction lapses on November 1, 2006, and 4,830 shares subject to restricted stock units as to which the restriction lapses upon termination of Mr. Wang’s service as a director.

(9)	All shares are subject to options exercisable within 60 days of October 2, 2006.

(10)	Includes an aggregate of 2,434,230 shares subject to options exercisable within 60 days of October 2, 2006 held by the directors and executive officers, 6,904 shares subject to restricted stock units held by Ms. Bass, Ms. Cohen, Mr. Wang and Mr. Federico as to which the restriction lapses on November 1, 2006 as discussed in the footnotes above, and 33,714 shares subject to restricted stock units as to which the restriction lapses upon termination of the services of Ms. Bass, Ms. Cohen, Mr. Wang and Mr. Federico as directors as discussed in the footnotes above.

EXECUTIVE COMPENSATION AND OTHER MATTERS
      The following table sets forth information for the fiscal years ended July 1, 2006, July 2, 2005 and June 30, 2004 concerning the compensation of our Chief Executive Officer and our four other most highly compensated executive officers, whose total salary and bonus for the year ended July 1, 2006 exceeded $100,000 for services in all capacities to bebe and our subsidiaries (the “Named Executive Officers”):
SUMMARY COMPENSATION TABLE

						Long Term
						Compensation

						Awards
	Annual Compensation
						Securities
	Fiscal					Underlying		All Other
Name and Principal Position	Year	Salary		Bonus(1)		Options		Compensation

Manny Mashouf	2006	$500,000		—		—		—
Chairman of the Board of Directors	2005	500,000		—	(2)	—		—
	2004	488,462	(3)	$219,808		—		—

Gregory Scott	2006	$500,000		—		50,000	(4)	—
Chief Executive Officer	2005	500,000		$225,000		—		—
	2004	173,077	(5)	77,885		1,687,499	(6)	$2,550	(7)
Barbara Wambach	2006	$350,000		—		10,000	(4)	—
Chief Administrative Officer	2005	350,000		$157,500		—		—
	2004	121,154	(5)	54,519		1,012,499	(6)	—
Walter Parks	2006	$306,074		—		15,000	(4)	—
Chief Operating Officer and	2005	306,074		$137,733		168,748	(4)	$23,615	(7)
Chief Financial Officer(8)	2004	161,538	(9)	72,692		506,249	(6)	55,840	(7)
Susan Peterson	2006	$287,000		—		10,000	(4)	—
Vice President Design, bebe	2005	275,000		$123,750		—		—
	2004	105,769	(5)	47,596		253,124	(6)	—

(1)	Bonuses are paid in accordance with the terms and conditions of our bonus plan for the fiscal year indicated. Bonuses are reflected in the fiscal year in which they were earned. See “REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION” for more information about our bonus plan.

(2)	Mr. Mashouf elected to waive any potential bonus for fiscal year 2005.

(3)	In April 2003, Mr. Mashouf requested a 20% reduction in his salary until we achieved our goal of three consecutive months of positive comparable store sales. Mr. Mashouf’s annual salary was restored to its previous rate in August 2003 when this goal was achieved. Mr. Mashouf resigned as our Chief Executive Officer in February 2004, but continues to serve as Chairman of the Board and as an executive officer.

(4)	The option vests annually over a four year period at the rate of 20%, 20%, 30% and 30% for each full year of continuous service.

(5)	The Named Executive Officer joined the Company in February 2004.

(6)	The option vests over a four year period, with 20% of the shares subject to the option vesting at the end of the first year and 20% vesting in equal monthly installments during the second year, and the balance vesting in equal monthly installments over the remaining two years, subject to the employee’s continued service with the Company.

(7)	Represents relocation expenses paid by the Company.

(8)	Mr. Parks was promoted from the position of Chief Financial Officer to the position of Chief Operating Officer and Chief Financial Officer, effective September 8, 2006.

(9)	Mr. Parks joined the Company in December 2003.
OPTION GRANTS IN LAST FISCAL YEAR
      The following table provides the specified information concerning grants of options to purchase our common stock made during the fiscal year ended July 1, 2006, to the Named Executive Officers.

				Potential Realized Value at Assumed
				Annual Rates of Stock Price Appreciation
	Individual Grants in Fiscal 2006			for Option Term(1)

		Percent of
		Total
	Number of	Options
	Securities	Granted to
	Underlying	Employees	Exercise or
	Options Granted	in Fiscal	Base Price	Expiration
Name	(#)(2)	Year(3)	($/sh)(4)	Date	5%($)	10%($)

Manny Mashouf	—	—	—	—	—	—
Gregory Scott	50,000	5.6%	$18.29	9/8/15	$575,124	$1,457,477
Barbara Wambach	10,000	1.1	18.29	9/8/15	115,025	291,495
Walter Parks	15,000	1.7	18.29	9/8/15	172,537	437,243
Susan Peterson	10,000	1.1	18.29	9/8/15	115,025	291,495

(1)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the rules of the SEC. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2)	Options were granted under the 1997 Plan. Options granted after July 2005 under the 1997 Plan generally vest annually over a four year period at the rate of 20%, 20%, 30% and 30% for each full year of continuous service. The options have a 10-year term, subject to earlier termination in certain situations related to termination of employment.

(3)	Based on a total of approximately 900,000 options granted to all employees during fiscal 2006.

(4)	All options were granted at an exercise price equal to the fair market value of our common stock on the date of grant, as determined by reference to the closing sales price as reported on the Nasdaq Global Select Market on the date of grant.

AGGREGATED OPTION EXERCISES IN FISCAL 2006
AND FISCAL YEAR-END OPTION VALUES
      The following table provides the specified information concerning options to purchase common stock that were exercised in the fiscal year ended July 1, 2006 by the Named Executive Officers. The following table also provides the specified information concerning unexercised options held as of July 1, 2006, by the Named Executive Officers:

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at July 1, 2006		July 1, 2006(1)
	Acquired on	Value
Name	Exercise (2)	Realized(3)	Exercisable(4)	Unexercisable	Exercisable(4)	Unexercisable

Manny Mashouf	—	—	—	—	—	—
Gregory Scott	—	—	707,803	879,696	$4,805,982	$5,633,636
Barbara Wambach	—	—	341,680	507,819	2,320,007	3,380,191
Walter Parks	79,000	$927,846	85,098	360,942	400,009	1,774,694
Susan Peterson	5,000	57,900	64,607	134,459	438,682	845,077

(1)	“Value of Unexercised In-the-Money Options” is calculated by determining the difference between the fair market value of the securities underlying the option on June 30, 2006 of $15.42, the closing price on the last trading day of the fiscal year as reported by the Nasdaq Global Select Market, and the exercise price of the Named Executive Officer’s option grant which is below the fair market value. The options in grants that are above the fair market value, if any, are not included in the calculation.

(2)	“Shares Acquired on Exercise” includes all shares underlying the option, or portion of the option, exercised, without deducting shares withheld to satisfy tax obligations, sold to pay the exercise price, or otherwise disposed of.

(3)	“Value Realized” is calculated by multiplying the difference between the market value (closing market price) at the exercise date and the exercise price by the number of shares acquired upon exercise.

(4)	Under the 1997 Plan, options granted prior to July 2005 generally vest over a four year period, with 20% of the shares subject to the grant vesting at the end of the first year and 20% vesting in equal monthly installments during the second year, and the balance vesting in equal monthly installments over the remaining two years. The Compensation and Management Development Committee determined in July 2005 to change the vesting schedule of options granted under the 1997 Plan to provide that options vest annually over a four year period at the rate of 20%, 20%, 30% and 30% for each full year of continuous service. See also “EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS.”
Employment Contracts and Change in Control Arrangements
      In the event of a Change in Control (as defined in the 1997 Plan), the vesting of restricted stock awards will be accelerated in full unless the Company’s right to reacquire the shares upon the participant’s termination of service is assigned to the entity employing the participant immediately after the Change in Control or to its parent or a subsidiary. Options and restricted stock units will become vested in full upon a Change in Control if they are not continued, assumed or replaced by the surviving company or its parent.
      We do not have employment agreements with any of our Named Executive Officers.
Director Compensation
      Our non-employee directors are paid a fee of $4,000 for each meeting of the Board of Directors that they attend in person and $750 for each telephonic meeting of the Board of Directors that they attend. For each meeting of the Audit Committee, committee members are paid $1,250 and the chairman of such committee is paid $3,000. For each meeting of the Compensation and Management Development Committee or the Nominating and Corporate Governance Committee, committee members are paid $1,250 and the Chairman of such committee is paid $2,500. We also reimburse all directors for their expenses incurred in attending such meetings.
      In fiscal 2006, each of our non-employee directors received a restricted stock unit award of 1,726 shares which is calculated to represent approximately $25,000 in value based on the closing price on the day of the annual shareholder’s meeting and awarded that same day; such shares to vest approximately one-year after the award date if the director remains a Board member for a period of one year from the award date. Each restricted stock unit represents a right to receive a share of stock on a date determined in accordance with the provisions of the 1997 Plan and the participant’s restricted stock units agreement. In addition, each non-employee director was granted an option to purchase 25,312 shares of our common stock which vests over four years, with 20% of the award vesting on each of the first and second anniversaries of the date of grant and 30% of the award vesting on each of the third and fourth anniversaries of the date of grant.
Fiscal 2006 Total Director Compensation

		Fees earned			Non-Stock
		or paid in	Stock	Option	Incentive Plan	All Other
Name(1)	Total	cash	Awards(2)	Awards(3)	Compensation	Compensation

Neda Mashouf	$7,267	—	—	—	—	$7,267	(4)
Barbara Bass	228,316	$42,500	$23,769	$162,047	—	—
Cynthia Cohen	225,066	39,250	23,769	162,047	—	—
Corrado Federico	209,816	24,000	23,769	162,047	—	—
Caden Wang	231,816	46,000	23,769	162,047	—	—

(1)	Chairman of the Board Manny Mashouf and director and CEO Gregory Scott are compensated in their capacities as executive officers of the Company, but receive no compensation in their capacities as members of the Board of Directors. For information about executive officer compensation see “EXECUTIVE COMPENSATION AND OTHER MATTERS — Summary Compensation Table” and “REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION.”

(2)	Each non-employee director was granted 1,726 restricted stock units on November 18, 2005. The grant date fair value of the restricted stock units is determined in accordance with FAS 123(R). The restricted stock unit vests and the restriction lapses on November 1, 2006.

(3)	Each non-employee director was granted an option to purchase 25,312 shares of common stock on November 18, 2005. The grant date fair value of the option is determined in accordance with FAS 123(R). The options vest over four years, with 20% of the award vesting on each of the first and second anniversaries of the date of grant and 30% of the award vesting on each of the third and fourth anniversaries of the date of grant.

(4)	Ms. Mashouf is entitled to a 100% discount on bebe merchandise in her capacity as an ambassador for the Company. The value of the discount in fiscal 2006 is reflected in the table. In fiscal 2006, Ms. Mashouf was also compensated as an employee of the Company in the amount of $38,958.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Manny Mashouf and Neda Mashouf are father and step-mother, respectively, to Paul Mashouf, one of our executive officers, and Karim Mashouf, an independent contractor to the Company. Manny Mashouf and Neda Mashouf are uncle and aunt, respectively, to Hamid Mashouf, also one of our executive officers. Paul Mashouf serves as Vice President of Manufacturing and Sourcing — BEBE SPORT and in fiscal 2006 received an annual salary of approximately $160,000. Karim Mashouf is engaged by us as a director of marketing, events and promotions and is compensated at the rate of $1,550 per week. Hamid Mashouf serves as Vice President, Information Systems and Technology and in fiscal 2006 received an annual salary of approximately $160,000. In addition, Paul Mashouf and Hamid Mashouf are eligible to receive stock options in accordance with our compensation policies for our executive officers. In fiscal 2006, Paul Mashouf and Hamid Mashouf were each granted options to purchase 5,000 shares at an exercise price of $18.29 per share, the fair market value of our common stock on the date of grant. For more information about the Company’s compensation of executives, see “REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE.”
      Vittoria Federico, the daughter of Board member Corrado Federico, is employed by the Company as an assistant buyer, a non-executive position, and in fiscal 2006 received total cash compensation that did not exceed $60,000. Upon joining bebe, Ms. Federico was granted options to purchase 1,687 shares at an exercise price of $4.07 per share, the fair market value of our common stock on the date of grant. As of July 1, 2006, approximately 80% of such shares were vested. In addition, Ms. Federico was granted a restricted stock unit award of 300 shares in fiscal 2006, none of which were vested as of July 1, 2006.
      Except as disclosed above or otherwise disclosed in this proxy statement, during the fiscal year ended July 1, 2006, there was not, nor is there any currently proposed transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000, and in which any executive officer, director or holder of more than 5% of any class of voting securities of the Company and members of that person’s immediate family had or will have a direct or indirect material interest.
      The Company entered into indemnification agreements with each of the executive officers and directors. Such indemnification agreements require the Company to indemnify these individuals to the fullest extent permitted by law.
EQUITY COMPENSATION PLAN INFORMATION
      The Company currently maintains two compensation plans that provide for the issuance of the Company’s common stock to its executive officers and other employees, directors and consultants. These consist of the Company’s 1997 Plan and the Company’s 1998 Employee Stock Purchase Plan, both of which have been approved by shareholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of July 1, 2006:

Number of shares remaining
	Number of shares to be		available for future issuance
	issued upon exercise of	Weighted-average exercise	under equity compensation
	outstanding options,	price of outstanding options,	plans (excluding shares
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by shareholders	7,415,437	$9.50	3,618,653	(1)
Equity compensation plans not approved by shareholders	—	—	—
Total	7,415,437	$9.50	3,618,653

(1)	Includes 2,034,024 shares that are reserved for issuance under our 1998 Employee Stock Purchase Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who beneficially own more than 10% of bebe’s common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on the Company’s review of such forms received by the Company or written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all applicable reporting requirements.

COMPARISON OF SHAREHOLDER RETURN
      The following graph compares the percentage change in the Company’s cumulative total shareholder return on common stock with (i) Standard & Poor’s 500 Stock Index (“S&P 500”) and (ii) the Standard & Poor’s Apparel, Accessories & Luxury Goods Index (“S&P Apparel Index”) (1) from June 30, 2001 to June 30, 2006. The graph assumes an initial investment of $100 and reinvestment of dividends (2). The graph is not necessarily indicative of future price performance.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG BEBE STORES. INC., THE S & P 500 INDEX
AND THE S & P APPAREL, ACCESSORIES & LUXURY GOODS INDEX

*	$100 invested on 6/30/01 in stock or index-including reinvestment of dividends. Fisical year ending June 30.
Copyright © 2006 Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/ S&P.htm

	Cumulative Total Return

	6/01	6/02	6/03	6/04	6/05	6/06

bebe stores, inc	100.00	69.58	65.53	102.88	308.30	181.46
S & P 500	100.00	82.01	82.22	97.93	104.12	113.11
S & P APPAREL, ACCESSORIES & LUXURY GOODS	100.00	117.06	106.45	136.50	168.61	165.81

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
      The members of the Compensation and Management Development Committee (the “Compensation Committee”) during fiscal 2006 who participated in the deliberations concerning compensation reported for fiscal 2006 were Barbara Bass, Cynthia Cohen and Corrado Federico.
Overview
      The Compensation Committee is comprised of at least three directors each of whom, in the judgment of the Board, is independent for purposes of the Nasdaq Marketplace Rules. The primary purpose of the Compensation Committee is to discharge the Board of Directors’ responsibilities relating to compensation and benefits of the Company’s executive officers and other employees as determined by the Compensation Committee, and to oversee and approve the Company’s compensation policies and practices. In carrying out these responsibilities, the Compensation Committee reviews all components of executive officer compensation for consistency with the Compensation Committee’s compensation philosophy as in effect from time to time. In addition, the Compensation Committee is responsible for overseeing the development and implementation of management development plans and succession practices to ensure that the Company has sufficient management depth to support its continued growth and the talent needed to execute long term strategies in the event that one or more members of senior management retire or otherwise leave the Company.
      The Compensation Committee’s compensation philosophy is to pay for performance by closely tying total compensation awards to shareholder value. Accordingly, total cash compensation is generally targeted below the median of salaries among comparable companies identified in the survey, and the long term compensation component is used to bring overall executive compensation to the median of compensation levels among these comparable companies.
      In preparing the performance graph set forth in the section entitled “COMPARISON OF SHAREHOLDER RETURN,” the Company has selected Standard and Poor’s Apparel, Accessories and Luxury Goods Index as its published industry index; however, the companies included in the Company’s salary survey are not necessarily those included in this index, because companies in the index may not compete with the Company for executive talent.
Salary
      In fiscal 2006, the Compensation Committee determined the salaries for each executive officer, including the Chief Executive Officer, after reviewing the range of salary for similar positions in other companies of similar size in the retail apparel industry. The Compensation Committee takes into account the Company’s projected revenue levels and regional salary differences, as well as retention and competition for executive talent in setting salaries. The Chief Executive Officer annually evaluates the performance of the other executive officers, and recommends salary adjustments to the Compensation Committee. In setting salaries, the Compensation Committee reviews the recommendations of the Chief Executive Officer and also evaluates the individual performance of the executive officer and the financial performance of the Company for that fiscal year.
      Due to its continued growth, the Company hired several new executive officers in fiscal 2006 and the Compensation Committee has reviewed the salary proposed by management for these new executive officers on the same basis as described above, taking into account the expected contributions of the individual and recruiting requirements.
Incentive Compensation
      The Company maintains a cash bonus plan to reward certain employees of the Company for their participation in the Company’s success and to provide incentive for such employees to continue to maximize the Company’s profitability. Pursuant to the bonus plan, each participant receives an annual discretionary bonus equal to a certain percentage of his or her base salary. The percentage of salary is based on the participant’s level of responsibility with more senior executive officers having a higher percentage of compensation subject to financial performance. The bonus is earned based in part on the Company’s achievement of targeted range of earnings per share for the fiscal year as approved by the Compensation Committee. The Compensation Committee also establishes individual financial performance goals for each executive, and the executives are not eligible to receive a bonus unless these individual financial performance goals are met. In addition, the bonuses of executive officers within certain departments in the Company have an additional component to their bonus which is based on the results within their particular division of the Company. The weight of each component of an executive’s bonus is determined based upon the executive’s particular position, responsibilities and division within the Company.
      In fiscal 2006, the Company did not achieve the financial goals applicable for the individual executive officers, and accordingly no bonuses were paid to the Named Executive Officers.
Stock Options
      The Company believes that employee equity ownership provides executive officers with significant additional motivation to maximize value for the Company’s shareholders. Because stock options are granted with an exercise price equal to the prevailing market price, stock options will only have value if the Company’s stock price increases over the exercise price. Therefore, the Compensation Committee believes that stock options are a critical component to the Company’s compensation program as they serve to align the interests of executive officers closely with other shareholders because of the direct benefit executive officers receive through improved stock performance.
      Certain newly hired executive officers receive relatively larger stock option grants vesting over a four year period in order to bring them up to competitive levels of annual compensation and to replace options forfeited as a result of joining the Company. Annual grants are typically used after the initial stock option grant to address retention considerations and to tie compensation to financial performance. The Compensation Committee considers the relative size of the initial stock option grant to an executive officer in order to determine the appropriate size of the executive’s subsequent annual grant, if any. Generally, the size of stock option awards is determined in light of the relative responsibilities of the executive officer, his or her historical and/or expected contributions to the Company, as well as recruitment and retention considerations. In determining awards for the Company’s executive officers for fiscal 2006, the Compensation Committee’s goal was to grant options that, when combined with total cash compensation, targeted the fiftieth percentile of total compensation for similar positions at competitive benchmark companies. Prior to July 2005, such grants generally vested over a four year period, with 20% of the shares subject to the grant vesting at the end of the first year and 20% vesting in equal monthly installments during the second year, and the balance vesting in equal monthly installments over the remaining two years. The Compensation Committee determined in July 2005 to change the vesting schedule of future option grants to provide that options vest annually over a four year period at the rate of 20%, 20%, 30% and 30% for each full year of continuous service.
      The Company believes that grants of restricted stock units are appropriate when an executive officer has demonstrated a high level of performance and high potential for future performance, as well as for retention purposes.
Compensation of Chief Executive Officer
      Salary. The Compensation Committee generally evaluates the performance and sets the salary of the Company’s Chief Executive Officer on an annual basis. In assessing the annual salary of the Chief Executive Officer, the Compensation Committee evaluates his performance and the financial performance of the Company for that fiscal year. The salary for Mr. Scott was evaluated and determined in fiscal 2006 in the same manner as all other executive officer salaries after reviewing the results of the survey commissioned by the Compensation Committee and was not changed from its fiscal 2005 level.

      Incentive Compensation. Mr. Scott’s bonus for fiscal 2006 was established in accordance with the bonus plan described above. The Company did not achieve one or more of the individual financial goals applicable to Mr. Scott’s bonus and accordingly Mr. Scott did not receive a bonus for fiscal 2006.
      Stock Options. Generally, the size of stock option awards is determined in light of the relative responsibilities of the executive officer, his or her historical and/or expected contributions to the Company, as well as recruitment and retention considerations. The Compensation Committee awarded Mr. Scott an additional option grant of 50,000 shares in fiscal 2006.
Fiscal 2007 Compensation
      In September 2006, the Compensation Committee adopted a fiscal 2007 cash bonus plan. The Compensation Committee also determined that a mix of options and performance based RSUs would provide appropriate long term incentive and retention value.
      The cash incentive plan has multiple performance criteria for an individual award, including (1) individual management bonus objectives (MBOs) such as, total corporate or divisional sales, comparable sales, operating profit, gross margin, inventory shrink and (2) an additional performance target for divisional income and/or corporate earnings per share (EPS). Any bonus award under the cash incentive plan for any participant is dependent on the participant’s individual MBOs being achieved, and that if all MBOs are achieved for an individual officer, a percentage of the total award is payable depending on the officer’s position, with the remaining percentage of the individual’s potential total award payable if the divisional income and/or corporate EPS target is also achieved. The size of the MBO and corporate EPS and/or divisional income target bonus awards will vary within a specified range depending on the actual level of performance achieved.
      The Compensation Committee also approved a fiscal 2007 performance based restricted stock incentive plan. The determination of the size of the opportunity for RSUs for fiscal 2007 performance relative to the size of stock option grants for individual officers was based on the size of the total long term incentive allocated for the individual officer based on the responsibilities and expected contribution from the individual officer as well as a determination of the Compensation Committee, with the recommendation of management, as to the best motivator for each officer. The RSU incentive award for any individual is to be granted upon the successful achievement of specified performance criteria for fiscal 2007 approved by the Compensation Committee, such as corporate EPS, total corporate sales, divisional comparable sales and comparable sales gross margin dollars. The RSUs will be awarded, if at all, by the Compensation Committee on determination of achievement of the performance targets for fiscal 2007. The RSU opportunity for each officer is a range depending on performance achieved in fiscal 2007 for the applicable factors. The vesting of any RSUs awarded upon achievement of the fiscal 2007 performance targets is over two years from the grant date, and vesting 50% per year on the anniversary of the grant date.
      The cash incentive plan and the restricted stock incentive plan are administered by the Compensation Committee.
Option Grant Policy
      In September 2006, the Compensation Committee formalized and modified its policies and procedures for the granting of stock options and restricted stock units to employees. Under the modified policies and procedures, annual performance grants will be awarded by the Compensation Committee at its meeting scheduled in the third month of the first fiscal quarter of each fiscal year. However, if the Company is scheduled to announce sales results for the preceding month on or after the date of such Compensation Committee meeting, the effective date of the grants approved at the meeting will be two business days following the date the Company announces sales results.
      All other grants for which a grant request has been submitted for approval by the Company’s human resources department, such as grants in connection with new hires, employee promotions and employee superior performance, will be approved by unanimous written consent by the Compensation Committee effective on the 15th (or the next business day thereafter) of the month following the month in which the grant request was submitted. However, in months in which the Company has an earnings release scheduled on or after the date on which such grants would otherwise become effective, the effective date of the grants approved by the Compensation Committee will be two business days following the earnings release. Notwithstanding the foregoing, if any signature to the unanimous written consent is dated after the intended effective date, the grants shall be effective on the date the last signature page is received.
Section 162(m) of the Internal Revenue Code
      The Company has considered the provisions of Section 162(m) of the Internal Revenue Code of 1986, and related Treasury Department regulations, which restrict deductibility of executive compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the Company’s stockholder-approved 1997 Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are outside directors within the meaning of Section 162(m) and have an exercise price no less than the fair market value of the underlying shares on the date of grant. We expect that the Compensation Committee will continue to be comprised of outside directors, and that to the extent such committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year. The Compensation Committee does not believe that in general other components of the Company’s compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future, and therefore concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time. In the future, the Compensation Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility under Section 162(m). The Compensation Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.
Barbara Bass
Cynthia Cohen
Corrado Federico

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee oversees the quality of the Company’s financial statements and the Company’s financial reporting on behalf of the Board of Directors. Management has the primary responsibility for the financial statements, maintaining appropriate accounting and financial reporting principles and policies and the reporting process, including internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations and providing a report on management’s assessment of the Company’s internal control over financial reporting. Deloitte & Touche LLP, the Company’s independent registered public accountant, is responsible for performing an independent audit of the Company’s consolidated financial statements, expressing an opinion as to the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States, and providing an attestation report on management’s assessment of the Company’s internal control over financial reporting.
      The Audit Committee consists of three directors each of whom, in the judgment of the Board, is an independent director for purposes of the Nasdaq Marketplace Rules as they apply to audit committee members.
      The Audit Committee has discussed and reviewed with the auditors all matters required to be discussed as required by the Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees). The Audit Committee has discussed with the auditors matters that may impact their objectivity and independence, including a review of both audit and non-audit fees, and satisfied itself as to the auditors’ independence.
      The Audit Committee has reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements. The Audit Committee has met with Deloitte & Touche LLP, with and without management present, to discuss the overall scope of Deloitte & Touche LLP’s audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of its financial reporting.
      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 1, 2006.
Caden Wang
Barbara Bass
Cynthia Cohen

SHAREHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING
      Shareholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a shareholder proposal to be included in our proxy materials for the 2007 annual meeting, we must receive the proposal at our principal executive offices, addressed to the Secretary, not later than June 21, 2007. In addition, stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal in compliance with the requirements set forth in our Amended and Restated Bylaws, addressed to the Secretary at our principal executive offices, not later than June 21, 2007.
TRANSACTION OF OTHER BUSINESS
      At the date of this proxy statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Gregory Scott
Chief Executive Officer
Brisbane, California
October 20, 2006

bebe stores, inc.
1997 STOCK PLAN

 i

 ii

TABLE OF CONTENTS

			Page
14.	Duration and Amendments		14
	(a)	Term of the Plan	14
	(b)	Right to Amend or Terminate the Plan	14
	(c)	Effect of Amendment or Termination	14

15	Definitions		15

16	Execution		18
 iii

bebe stores, inc.
1997 STOCK PLAN
     1. Establishment and Purpose.
     The purpose of the Plan is to offer selected individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by acquiring Shares of the Company’s Stock. The Plan provides for the direct award or sale of Shares, the grant of Options to purchase Shares and the grant of Restricted Stock Units. Options granted under the Plan may include Nonstatutory Options (“NSOs”) as well as Incentive Stock Options (“ISOs”) intended to qualify under Section 422 of the Code.
     Capitalized terms are defined in Section 14.
     2. Administration.
          (a) Committees of the Board of Directors. The Plan may be administered by one or more Committees. Each Committee shall consist of two or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.
          (b) Authority of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Participants and all persons deriving their rights from a Participant.
          (c) Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.
          (d) Committee Complying with Section 162(m). If the Company (or any Parent or Subsidiary) is a “publicly held corporation” within the meaning of Section 162(m), the Board of Directors may establish a committee of “outside directors” within the meaning of Section 162(m) to approve any grants under the Plan which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

1

     3. Eligibility and Award Limitation.
          (a) General Rule. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Options, the direct award or sale of Shares and the grant of Restricted Stock Units. Only Employees shall be eligible for the grant of ISOs.
          (b) Ten-Percent Shareholders. An individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible to be granted an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant, and (ii) the ISO, by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
          (c) Section 162(m) Grant Limit. Subject to adjustment as provided in Section 9(a), at any such time as the Company is a “publicly held corporation” within the meaning of Section 162(m), no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than one million six hundred eighty-seven thousand five hundred (1,687,500) shares (the “Section 162(m) Grant Limit”). An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.
     4. Stock Subject to Plan.
          (a) Basic Limitation. The aggregate number of Shares that may be issued under the Plan (upon exercise of Options, Stock Purchase Rights, Restricted Stock Units or other rights to acquire Shares) shall not exceed twenty-one million one hundred thirteen thousand seven hundred fifty (21,113,750) Shares, subject to adjustment pursuant to Section 9. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.
          (b) Additional Shares. In the event that any outstanding Option, Stock Purchase Right, Restricted Stock Units or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the portion of such award which has not been exercised or settled as of the time of such termination shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of ISOs shall in no event exceed twenty-one million one hundred thirteen thousand seven hundred fifty (21,113,750) Shares (subject to adjustment pursuant to Section 9).

2

     5. Terms and Conditions of Restricted Stock Awards or Sales.
          (a) Restricted Stock Agreement. Each award or sale of Shares pursuant to Section 5 shall be evidenced by a Restricted Stock Agreement between the Participant and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Restricted Stock Agreement. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.
          (b) Duration and Nontransferability of Stock Purchase Rights. Any Stock Purchase Right granted pursuant to Section 5 shall automatically expire if not exercised by the Participant within 30 days after the grant of such right was communicated to the Participant by the Company in writing. A Stock Purchase Right shall not be transferable and shall be exercisable only by the Participant to whom such right was granted.
          (c) Purchase Price. The purchase price of Shares to be offered for sale pursuant to a Stock Purchase Right shall not be less than 85% of the Fair Market Value of such Shares. Subject to the preceding sentence, the purchase price shall be determined by the Board of Directors at its sole discretion. The purchase price shall be payable in a form or combination of the forms of consideration applicable to payment of the purchase price, as described in Section 8.
          (d) Restrictions on Transfer of Shares and Vesting. Any Shares awarded or sold pursuant to this Section 5 shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.
          (e) Accelerated Vesting. Unless the applicable Restricted Stock Agreement provides otherwise, any right to automatically reacquire for no consideration Shares awarded pursuant to this Section 5 or to repurchase Shares sold pursuant to this Section 5 at their original purchase price upon termination of the Participant’s Service shall lapse and all of such Shares shall become vested if the Company is subject to a Change in Control and the reacquisition right or repurchase right is not assigned to the entity that employs the Participant immediately after the Change in Control or to its parent or subsidiary.
     6. Terms and Conditions of Options.
          (a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

3

          (b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.
          (c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b). The Exercise Price of an NSO shall not be less than 85 % of the Fair Market Value of a Share on the date of grant; provided, however, that any NSO constituting Section 409A Deferred Compensation shall comply with the requirements of Section 11 of the Plan and Section 409A of the Code. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form or combination of the forms of consideration applicable to Options, as described in Section 8.
          (d) Exercisability. Each Stock Option Agreement shall specify the date when, or the terms, performance criteria or other conditions upon the satisfaction of which, all or any installment of the Option is to become exercisable. The exercisability provisions of any Stock Option Agreement shall be determined by the Board of Directors at its sole discretion.
          (e) Accelerated Vesting and Exercisability. Unless the applicable Stock Option Agreement or, with respect to any NSO constituting Section 409A Deferred Compensation, the requirements of Section 11 of the Plan and Section 409A of the Code, provides otherwise, all of a Participant’s Options shall become exercisable and vested in full if (i) the Company is subject to a Change in Control, (ii) such Options are not assumed by the surviving corporation or its parent and (iii) the surviving corporation or its parent does not substitute options with substantially the same terms for such Options. Any options which are not assumed or substituted for in connection with the Change in Control shall, to the extent not exercised as of the date of the Change in Control, terminate and cease to be outstanding effective as of the date of the Change in Control.
          (f) Basic Term. The Stock Option Agreement shall specify the term of the Option. The term of an ISO shall not exceed 10 years from the date of grant, and a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.
          (g) Transferability of Options. No Option shall be transferable by the Participant other than by beneficiary designation, will or the laws of descent and distribution. An Option may be exercised during the lifetime of the Participant only by the Participant or by the Participant’s guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Participant during the Participant’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process. Notwithstanding the foregoing, an NSO shall be assignable or transferable to the extent permitted by the Board of Directors and set forth in the Stock Option Agreement evidencing such Option.

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          (h) Termination of Service (Except by Death or for Cause). Unless otherwise specified in the Stock Option Agreement, if a Participant’s Service terminates for any reason other than the Participant’s death or for Cause (as defined below), then the Participant’s Options shall expire on the earliest of the following occasions:
               (i) The expiration date determined pursuant to Subsection (g) above;
               (ii) The date three months after the termination of the Participant’s Service for any reason other than Disability; or
               (iii) The date six months after the termination of the Participant’s Service by reason of Disability.
The Participant may exercise all or part of the Participant’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Participant’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Participant’s Service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Participant’s Service terminates. In the event that the Participant dies after the termination of the Participant’s Service but before the expiration of the Participant’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Participant’s estate or by any person who has acquired such Options directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Participant’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Participant’s Service terminated (or vested as a result of the termination).
          (i) Leaves of Absence. For purposes of Subsection (i) above, Service shall be deemed to continue while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).
          (j) Death of Participant. Unless otherwise specified in the Stock Option Agreement, if a Participant dies while the Participant is in Service, then the Participant’s Options shall expire on the earlier of the following dates:
               (i) The expiration date determined pursuant to Subsection (g) above; or
               (ii) The date 12 months after the Participant’s death.
All or part of the Participant’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Participant’s estate or by any person who has acquired such Options directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Participant’s death (or became exercisable as a result of the death)

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and the underlying Shares had vested before the Participant’s death (or vested as a result of the Participant’s death). The balance of such Options shall lapse when the Participant dies.
          (k) Termination for Cause. Unless otherwise specified in the Stock Option Agreement, if a Participant’s Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service. Unless otherwise defined by the Participant’s Stock Option Agreement or contract of employment or service, for purposes of this Section 6(l) “Cause” shall mean any of the following: (1) the Participant’s theft, dishonesty, or falsification of any Company documents or records; (2) the Participant’s improper use or disclosure of a the Company’s confidential or proprietary information; (3) any action by the Participant which has a material detrimental effect on the Company’s reputation or business; (4) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (5) any material breach by the Participant of any employment or service agreement between the Participant and the Company, which breach is not cured pursuant to the terms of such agreement; (6) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Participant’s ability to perform his or her duties with the Company; or (7) Participant’s conviction for a violation of any securities law.
          (l) No Rights as a Shareholder. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Shares covered by the Participant’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.
          (m) Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, impair the Participant’s rights or increase the Participant’s obligations under such Option.
          (n) Restrictions on Transfer of Shares and Vesting. Any Shares issued upon exercise of an Option shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.
     7. Terms and Conditions of Restricted Stock Units.
          (a) Restricted Stock Units Agreement. Each Restricted Stock Unit award pursuant to Section 7 shall be evidenced by a Restricted Stock Units Agreement between the Participant and the Company. Such award shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Restricted Stock Units Agreement. The provisions of the various Restricted Stock Units Agreements entered into under the Plan need not be identical.

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          (b) Purchase Price. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit award, the consideration for which shall be services actually rendered to the Company, a Parent or Subsidiary, or for its benefit.
          (c) Vesting. Restricted Stock Units may or may not be made subject to vesting conditions based upon the satisfaction of such Service requirements, conditions or restrictions, as shall be established by the Board of Directors and set forth in the Restricted Stock Units Agreement.
          (d) Voting. A Participant shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
          (e) Effect of Termination of Service. Unless otherwise provided by the Board of Directors in the grant of Restricted Stock Units and set forth in the Restricted Stock Units Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units which remain subject to vesting conditions as of the date of the Participant’s termination of Service.
          (f) Settlement of Restricted Stock Unit Award. The Company shall issue to the Participant on the date on which the Restricted Stock Units subject to the Participant’s Restricted Stock Unit award vests or on such other date as determined by the Board of Directors, in its discretion, and set forth in the Participant’s Restricted Stock Units Agreement a number of whole shares of Stock equal to the number of whole Restricted Stock Units as set forth in and subject to the Restricted Stock Units Agreement which are no longer subject to vesting conditions or which are otherwise to be settled on such date, subject to withholding of applicable taxes, if any. If permitted by the Board of Directors, the Participant may elect, consistent with the requirements of Section 11 of the Plan and Section 409A of the Code, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Restricted Stock Units Agreement. Notwithstanding the foregoing, the Board of Directors, in its discretion, may provide for settlement of any Restricted Stock Unit award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section. The Board of Directors, in its discretion, may provide in any Restricted Stock Units Agreement that, if the settlement of the award with respect to any shares would otherwise occur on a day on which the sale of such shares would violate the provisions of the Insider Trading Policy, then the settlement with respect to such shares shall occur on the next day on which the sale of such shares would not violate the Insider Trading Policy, but in any event on or before the later of the last day of the calendar year of, or the 15th day of the third calendar month following, the original settlement date.
          (g) Accelerated Vesting and Settlement of Restricted Stock Unit Awards. Unless the applicable Restricted Stock Units Agreement provides otherwise, all of a Participant’s

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Restricted Stock Units shall become vested in full if (i) the Company is subject to a Change in Control, (ii) such Restricted Stock Units do not remain outstanding, (iii) such Restricted Stock Units are not assumed by the surviving corporation or its parent and (iv) the surviving corporation or its parent does not substitute a substantially equivalent award. Except as required by Section 11 of the Plan and Section 409A of the Code with respect to any Restricted Stock Units award constituting Section 409A Deferred Compensation, Restricted Stock Units shall be settled in accordance with Section 7(f) immediately prior to the effective time of the Change in Control to the extent the Restricted Stock Units are neither assumed or substituted for in connection with the Change in Control.
          (h) Restrictions on Transfer of Restricted Stock Unit Awards. Prior to the issuance of shares of Stock in settlement of a Restricted Stock Unit award, the award shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution.
     8. Payment for Shares.
          (a) General Rule. The entire purchase price for Shares acquired pursuant to a Stock Purchase Right or Exercise Price of Shares acquired pursuant to an Option shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 8.
          (b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part with Shares owned by the Participant or the Participant’s representative. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. This Subsection (b) shall not apply to the extent that acceptance of Shares in payment of the Exercise Price would cause the Company to recognize compensation expense with respect to the Option for financial reporting purposes.
          (c) Services Rendered. At the discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.
          (d) Exercise/Sale. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.
          (e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

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     9. Adjustment of Shares.
          (a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option, Stock Purchase Right and Restricted Stock Unit award, (iii) the Section 162(m) Grant Limit set forth in Section 3(c) or (vi) the Exercise Price under each outstanding Option. Notwithstanding the foregoing, any fractional shares resulting from an adjustment pursuant to this Section 9 shall be rounded down to the nearest whole number, and no any event may the exercise price be decreased to an amount less than the par value, if any, of the Stock.
          (b) Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding Options, Stock Purchase Rights and Restricted Stock Units shall be subject to the agreement of merger or consolidation. Such agreement, without the Participants’ consent, may provide for:
               (i) The continuation of such outstanding Options, Stock Purchase Right or Restricted Stock Units by the Company (if the Company is the surviving corporation);
               (ii) The assumption of the Plan and such outstanding Options, Stock Purchase Rights or Restricted Stock Units by the surviving corporation or its parent;
               (iii) The substitution by the surviving corporation or its parent of options, stock purchase rights or restricted stock units with substantially the same terms for such outstanding Options, Stock Purchase Rights or Restricted Stock Units; or
               (iv) The cancellation of such outstanding Options without payment of any consideration.
          (c) Reservation of Rights. Except as provided in this Section 9, a Participant shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

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     10. Securities Law Requirements.
          (a) General. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.
          (b) Financial Reports. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common shareholders.
     11. Compliance with Section 409A.
          (a) Awards Subject to Section 409A. The provisions of this Section 11 shall apply to any award or portion thereof that constitutes Section 409A Deferred Compensation, notwithstanding any provision to the contrary contained in the Plan or the award agreement applicable to such award. Section 409A Deferred Compensation includes, without limitation:
               (i) Any NSO having an Exercise Price less than 100% of the Fair Market Value of a Share on the date of grant of the NSO or that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the NSO.
               (ii) Any Restricted Stock Unit award if either (A) the award provides by its terms for settlement of all or any portion of the award on one or more dates following the Short-Term Deferral Period (as defined below) or (B) the Board of Directors permits or requires the Participant to elect one or more dates on which the award will be settled.
Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Participant’s taxable year in which the applicable portion of the award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance.
          (b) Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an “Election”) that may be permitted or required by the Board of Directors pursuant to an award constituting Section 409A Deferred Compensation:
               (i) All Elections must be in writing and specify the amount of the distribution in settlement of an award being deferred, as well as the time and form of distribution as permitted by this Plan.

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               (ii) All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an award may be granted to such Participant; provided, however, that if the award qualifies as “performance-based compensation” for purposes of Section 409A and is based on services performed over a period of at least twelve (12) months, then the Election may be made no later than six (6) months prior to the end of such period.
               (iii) Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (ii) above or as permitted by Section 11(c).
          (c) Subsequent Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, any award constituting Section 409A Deferred Compensation which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such award shall comply with the following requirements:
               (i) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;
               (ii) Each subsequent Election related to a distribution in settlement of an Award not described in Section 11(d)(ii), 11(d)(iii), or 11(d)(vi) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and
               (iii) No subsequent Election related to a distribution pursuant to Section 11(d)(iv) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.
          (d) Distributions Pursuant to Deferral Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, no distribution in settlement of an award constituting Section 409A Deferred Compensation may commence earlier than:
               (i) Separation from service (as determined by the Secretary of the United States Treasury);
               (ii) The date the Participant becomes Disabled (as defined below);
               (iii) Death;
               (iv) A specified time (or pursuant to a fixed schedule) that is either (A) specified by the Board of Directors upon the grant of an award and set forth in the award agreement evidencing such award or (B) specified by the Participant in an Election complying with the requirements of Section 11(b) and/or 11(c), as applicable;

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               (v) To the extent provided by the Secretary of the U.S. Treasury, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or
               (vi) The occurrence of an Unforeseeable Emergency (as defined by applicable U.S. Treasury Regulations promulgated pursuant to Section 409A).
Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined in Section 409A(a)(2)(B)(i) of the Code) of the Company, no distribution pursuant to Section 11(d)(i) in settlement of an award constituting Section 409A Deferred Compensation may be made before the date (the “Delayed Payment Date”) which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.
          (e) Unforeseeable Emergency. The Board of Directors shall have the authority to provide in the award agreement evidencing any award constituting Section 409A Deferred Compensation for distribution in settlement of all or a portion of such award in the event that a Participant establishes, to the satisfaction of the Board of Directors, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the award. All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred.
     The occurrence of an Unforeseeable Emergency shall be judged and determined by the Board of Directors. The Board of Directors’ decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.
          (f) Disabled. The Board of Directors shall have the authority to provide in any award constituting Section 409A Deferred Compensation for distribution in settlement of such award in the event that the Participant becomes Disabled. A Participant shall be considered “Disabled” if either:
               (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or
               (ii) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last

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for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.
     All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing as soon as practicable following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the Participant becomes Disabled.
          (g) Death. If a Participant dies before complete distribution of amounts payable upon settlement of an award constituting Section 409A Deferred Compensation, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election as soon as administratively possible following receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum as soon as practicable following the date of the Participant’s death.
          (h) No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under an award constituting Section 409A Deferred Compensation, except as provided by Section 409A and/or the Secretary of the U.S. Treasury.
     12. Tax Withholding.
          (a) Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by such the Participant’s employer with respect to an award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver Shares, to release Shares from an escrow established pursuant to an award agreement, or to make any payment in cash under the Plan until such tax withholding obligations have been satisfied.
          (b) Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Participant upon the exercise or settlement of an award, or to accept from the Participant the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participant’s employer. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

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     13. No Retention Rights.
     Nothing in the Plan or in any right, Option or Restricted Stock Unit granted under the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.
     14. Duration and Amendments.
          (a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s shareholders. In the event that the shareholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any grants of Options or sales or awards of Shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the Shares available for issuance under the Plan have been issued and all restrictions on such Shares under the terms of the Plan and the agreements evidencing Options and awards granted under the Plan have lapsed. However, all ISOs shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board of Directors or the date the Plan is duly approved by the shareholders of the Company. Notwithstanding the foregoing, if the maximum number of Shares issuable pursuant to the Plan as provided in Section 4 has been increased at any time (other than pursuant to Section 9), all ISOs shall be granted, if at all, within ten (10) years from the earlier of (i) the date on which the latest such increase in the maximum number of Shares issuable under the Plan was approved by the shareholders of the Company or (ii) the date such amendment was adopted by the Board of Directors.
          (b) Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which increases the number of Shares available for issuance under the Plan (except as provided in Section 9), or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company’s shareholders. Shareholder approval shall not be required for any other amendment of the Plan.
          (c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except in settlement of Restricted Stock Unit awards and upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan; provided, however, that notwithstanding any other provision of the Plan to the contrary, the Board of Directors may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any award agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such award agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

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     15. Definitions.
          (a) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.
          (b) “Change in Control” shall mean:
               (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, unless 50% or more of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were shareholders of the Company immediately prior to such merger, consolidation or other reorganization, in substantially the same proportions as their ownership of Company stock prior to the transaction ; or
               (ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets.
Notwithstanding the foregoing, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
          (c) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.
          (d) “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).
          (e) “Company” shall mean bebe stores, inc., a California corporation.
          (f) “Consultant” shall mean an individual who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.
          (g) “Disability” shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.
          (h) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

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          (i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          (j) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.
          (k) “Fair Market Value” shall mean, as of any date, the value of a Share as determined by the Board of Directors, in its sole discretion, subject to the following:
               (i) If, on such date, there is a public market for the Stock, the Fair Market Value of a Share shall be the closing sale price of a Share (or the mean of the closing bid and asked prices of a Share if the Stock is so quoted instead) as quoted on such national or regional securities exchange or market system as constitutes the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board of Directors, in its sole discretion.
               (ii) If, on such date, there is no public market for the Stock, the Fair Market Value of a Share shall be as determined by the Board of Directors in good faith and in a manner consistent with the requirements of Section 409A.
          (l) “Insider” shall mean an officer or a director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
          (m) “Insider Trading Policy” shall mean the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by persons who may possess material, nonpublic information regarding the Company or its securities.
          (n) “ISO” shall mean an incentive stock option described in Section 422(b) of the Code.
          (o) “NSO” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.
          (p) “Option” shall mean an ISO or an NSO granted under the Plan and entitling the holder to purchase Shares.
          (q) “Outside Director” shall mean a member of the Board of Directors who is not an Employee.
          (r) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all

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classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
          (s) “Plan” shall mean this bebe stores, inc. 1997 Stock Plan.
          (t) “Participant” shall mean an individual to whom the Board of Directors has granted an award pursuant to the Plan.
          (u) “Restricted Stock Unit” shall mean a right granted to a Participant pursuant to Section 7 of the Plan to receive a share of Stock on a date determined in accordance with the provisions of Section 7 and the Participant’s Restricted Stock Units Agreement.
          (v) “Restricted Stock Units Agreement” shall mean a written agreement between the Company and a Participant who is granted Restricted Stock Units under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such award.
          (w) “Rule 16b-3” shall mean Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
          (x) “Section 162(m)” shall mean Section 162(m) of the Code.
          (y) “Section 409A” shall mean Section 409A of the Code.
          (z) “Section 409A Deferred Compensation” shall mean compensation provided pursuant to the Plan that constitutes deferred compensation subject to and not exempted from the requirements of Section 409A.
          (aa) “Service” shall mean service as an Employee, Outside Director or Consultant. Service shall not be deemed to have terminated merely because of a change in the capacity in which an individual renders Service to the Company (or any Parent or Subsidiary) or a change in the corporation for which the individual renders such Service, provided that there is no interruption or termination of the individual’s Service.
          (bb) “Share” shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).
          (cc) “Stock” shall mean the Common Stock of the Company.
          (dd) “Stock Option Agreement” shall mean the agreement between the Company and a Participant which contains the terms, conditions and restrictions pertaining to the Participant’s Option.
          (ee) “Restricted Stock Agreement” shall mean the agreement between the Company and a Participant who acquires Shares under Section 5 which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

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          (ff) “Stock Purchase Right” means a right to purchase Shares granted under Section 5.
          (gg) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.
     16. Execution.
     The undersigned hereby certifies that the foregoing is the bebe stores, inc. 1997 Stock Plan as amended and restated.

bebe stores, inc.

By:	/s/ Gregory Scott

Title: Chief Executive Officer

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Proxy — bebe stores, inc.

Proxy for 2006 Annual Meeting of Shareholders
Solicited by the Board of Directors
     The undersigned hereby constitutes and appoints Gregory Scott and Larry Smith, and each of them, as his or her true and lawful agents and proxies with full power of substitution to represent the undersigned and to vote all of the shares of stock in bebe stores, inc. which the undersigned is entitled to vote at the bebe stores 2006 Annual Meeting of Shareholders to be held at the Company’s principal executive offices located at 400 Valley Drive, Brisbane, California 94005 on November 17, 2006 at 9:30 a.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in bebe’s proxy statement, receipt of which is acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting.
     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.
     This proxy when properly executed will be voted in the manner directed herein. If no direction is made, such shares shall be voted FOR the Company’s nominees for election to the Board of Directors, FOR amendment of the Company’s 1997 Stock Plan and FOR ratification of Deloitte & Touche LLP, and as said proxies deem advisable on such other matters as may properly come before the meeting.
     Even if you are planning to attend the meeting in person, you are urged to sign and mail the proxy in the return envelope so that your stock may be represented at the meeting.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A. Election of Directors

1.   The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold

01 - Manny Mashouf	☐	☐	05 - Corrado Federico	☐	☐

02 - Neda Mashouf	☐	☐	06 - Caden Wang	☐	☐

03 - Barbara Bass	☐	☐	07 - Gregory Scott	☐	☐

04 - Cynthia Cohen	☐	☐
B. Issues
The Board of Directors recommends a vote FOR the following proposals

		For	Against	Abstain

2.	To approve an increase in the maximum number of shares that may be issued under the Company’s 1997 Stock Plan by 500,000 shares from 19,613,750 shares to 20,113,750 shares.	☐	☐	☐

		For	Against	Abstain

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 7, 2007.	☐	☐	☐
C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

Date (mm/dd/yyyy)	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

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